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                                                               EXHIBIT 1


                    JOINT ACQUISITION STATEMENT
                   PURSUANT TO RULE 13-D-1(F)(1)

           The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement of Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or her contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or she knows of or has reason to believe that such information is not accurate.

Dated:  June 3, 1996

                          MANDARIN, INC.



                          By:/s/Joseph Lewis
                             ------------------------
                             Joseph Lewis, Director


                          /s/Joseph Lewis
                          ------------------------
                          Joseph Lewis, Individually


                          /s/Jane Lewis
                          ------------------------
                          Jane Lewis, Individually


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